Exhibit 99.1

Coherus Oncology Reports First Quarter 2026 Financial Results and Provides Business Update

– LOQTORZI® net revenue of $11.8 million in Q1 2026 –

– Patient accrual complete for 1L HCC Phase 2 randomized clinical trial for anti-IL27 casdozokitug,

timing for data readouts tracking to projections –

– Tagmokitug, CCR8 Treg depleter development expands with pharmacological and clinical program differentiation,

including dose-responsive immune effects, no off-target binding, acceptable safety –

– $167.0 million in quarter-end cash, cash equivalents and marketable securities –

– Conference call today at 5:00 p.m. Eastern Daylight Time –

REDWOOD CITY, Calif., May 11, 2026 -- Coherus Oncology, Inc. (Nasdaq: CHRS), today reported financial results for the first quarter 2026, and provided an overview of recent business highlights.

“We are executing well on our integrated financial, commercial and development strategy that maximizes LOQTORZI’s potential in NPC and in combination with our pipeline products.” said Denny Lanfear, Coherus Chairman and Chief Executive Officer. “We also continue to explore opportunities across cancers and non-proprietary novel combinations with tagmokitug, our potentially best-in-class CCR8 Treg depleter, and are encouraged given our previously reported clinical data including anti-tumor activity, safety data, tumor biomarker data and PK data.”

“Casdozokitug is the only known clinical stage IL-27 antagonist, and the first line HCC study in combination with LOQTORZI is now fully enrolled. We are tracking to initial data around mid-year.” said Rosh Dias, MD, Chief Medical Officer. “The tagmokitug program is also on track, with continued enrollment across all cohorts. We also continue to progress the first-in-class pasritamig combination study in metastatic castration-resistant prostate cancer (mCRPC), which we anticipate initiating in the fall. We are on target for multiple data readouts as planned in 2026.”

RECENT BUSINESS HIGHLIGHTS

LOQTORZI® (toripalimab-tpzi) Commercial Updates

●	LOQTORZI revenue for Q1 2026 was $11.8 million, a 61% increase over $7.3 million in Q1 2025, and a 5% decrease versus the $12.4 million in Q4 2025, driven by the impact of severe weather events in Q1 as well as normal seasonality.
●	Encouragingly, Q1 saw the highest volume of new patient starts to date. New patient starts came from increased breadth from new account starts and greater depth from prior ordering accounts. It is important to note that average duration of treatment among existing patients also continued to grow.
●	LOQTORZI remains the only FDA-approved and available treatment in the U.S. for recurrent, locally advanced or metastatic nasopharyngeal carcinoma (NPC) representing an estimated overall $250 million addressable market.
●	Commercial focus in 2026 is on educating physicians that LOQTORZI is:
o	the only approved and available therapy for R/M nasopharyngeal carcinoma;

o	the only preferred Category 1 first-line treatment option recommended by the National Comprehensive Cancer Network® (NCCN) in combination with cisplatin and gemcitabine; and
o	the only preferred subsequent-line treatment recommended by the National Comprehensive Cancer Network® (NCCN).

We will continue to appropriately communicate the six-year overall survival (OS) follow-up results from the Phase 3 JUPITER-02 trial evaluating LOQTORZI plus chemotherapy versus chemotherapy alone.

ADVANCEMENT OF INNOVATIVE, NEXT-GENERATION ONCOLOGY PIPELINE

Tagmokitug is a highly selective cytolytic CCR8 antibody that specifically binds and preferentially depletes CCR8+ tumor regulatory T cells (Tregs) with no off-target binding. Preclinical and clinical biomarker research published in Molecular Cancer Therapeutics, show that tagmokitug demonstrates no off-target binding and selectively and significantly eliminates CCR8+ T regulatory cells, with a pronounced increase in intratumoral CD8 T cells, enabling the presence of tumor killing T cells.

●	The Phase 1b tagmokitug/toripalimab combination dose optimization studies in 2L HNSCC and 2L upper GI adenocarcinoma cancers are underway, with initial data readouts expected in mid-2026.
●	A Phase 1b study evaluating the tagmokitug/toripalimab combination, with and without chemotherapy, in 1L and 2L esophageal squamous cell carcinoma (ESCC), respectively, is underway with a first data readout expected in 2H 2026.
●	A Phase 1b/2a study evaluating tagmokitug/toripalimab combination in 4L+ colorectal cancer is enrolling patients and initial data is expected in 2H 2026.
●	A Phase 1b clinical study in patients with metastatic castration-resistant prostate cancer (mCRPC) in combination with pasritamig, a T-cell engaging bispecific antibody, is anticipated to begin in the fall of 2026.

Casdozokitug is a first-in-class IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first line unresectable hepatocellular carcinoma (uHCC) to assess treatment benefit, safety and response biomarkers. Data presented during ASCO GI 2025 demonstrated a 38% overall response rate and a 17% complete response rate with the addition of casdozokitug to the current standard of care.

●	Enrollment is complete in the randomized Phase 2 trial of casdozokitug/toripalimab/bevacizumab in 1L uHCC and the first data readout is expected in mid-2026.

EQUITY FINANCING

●	During the first quarter of 2026, Coherus sold 32,890,000 shares of its common stock in a public offering, including 4,290,000 shares issued pursuant to the exercise of the underwriters’ over-allotment option in full for proceeds of $53.6 million, net of underwriters’ discounts, commissions and offering expenses.

FIRST QUARTER 2026 FINANCIAL RESULTS

Net revenue from continuing operations was $12.3 million and $7.6 million during the three months ended March 31, 2026 and 2025, respectively. LOQTORZI net product revenue increased $4.5 million compared to the three months ended March 31, 2025, driven primarily by volume growth of LOQTORZI.

Cost of goods sold (COGS) from continuing operations was $3.8 million and $2.7 million during the three months ended March 31, 2026 and 2025, respectively. The increase was primarily due to volume growth of LOQTORZI.

Research and development (R&D) expenses from continuing operations were $21.5 million and $24.4 million for the three months ended March 31, 2026 and 2025, respectively. The decrease was primarily due to savings from reduced headcount and lower infrastructure costs, partially offset by increased development costs for casdozokitug.

Selling, general and administrative (SG&A) expenses from continuing operations were $23.1 million and $26.0 million during the three months ended March 31, 2026 and 2025, respectively. The decrease was driven primarily by lower headcount and decreased operating costs resulting from Coherus completing the exit from the biosimilar business in 2025.

Net (loss) from continuing operations for the first quarter of 2026 was $36.9 million, or $(0.27) per share on a diluted basis, compared to a net loss of $47.4 million, or $(0.41) per share on a diluted basis, for the same period in 2025.

Non-GAAP net loss from continuing operations for the first quarter of 2026 was $33.9 million, or $(0.25) per share on a diluted basis, compared to $40.9 million, or $(0.35) per share for the same period in 2025. See “Non-GAAP Financial Measures” below for a discussion on how Coherus calculates non-GAAP net loss from continuing operations and a reconciliation to the most directly comparable GAAP measures.

Cash, cash equivalents and marketable securities totaled $167.0 million as of March 31, 2026, compared to $172.1 million as of December 31, 2025.  These balances were inclusive of Transition Service Agreement (TSA)-related collections that will be applied to associated TSA payables and accrued liabilities which totaled $61.6 million and $65.1 million as of March 31, 2026 and December 31, 2025, respectively.

Conference Call Information

When: Monday, May 11, 2026, starting at 5:00 p.m. Eastern Standard Time

To access the conference call, please pre-register through the following link to receive dial-in information and a personal PIN to access the live call: https://register-conf.media-server.com/register/BI717266b2e2e943cb92bb04def907b571

Webcast: https://edge.media-server.com/mmc/p/orxawzr2

A live and archived webcast will be available on the “Investors” section of the Coherus website at

https://investors.coherus.com/events-presentations.

Please dial in 15 minutes early to ensure a timely connection to the call.

About Coherus Oncology

Coherus Oncology is a fully integrated commercial-stage innovative oncology company with an approved next-generation programmed death receptor-1 (“PD-1”) inhibitor, LOQTORZI® (toripalimab-tpzi), and a pipeline that includes two mid-stage clinical candidates targeting liver, prostate, head & neck, colorectal and other cancers. The Company’s strategy is to grow sales of LOQTORZI in R/M Nasopharyngeal Carcinoma while advancing the development of its two pipeline candidates in combination with LOQTORZI, and additionally through strategic partnerships. The Company has global rights to both clinical stage-candidates and plans to execute ex-U.S. licensing deals as the clinical data supports such transactions.

Coherus’ innovative oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor response and enhance outcomes for patients with cancer. Tagmokitug is a highly selective cytolytic anti-CCR8 antibody currently in Phase 1b/2a studies in patients with advanced solid tumors; including head and neck squamous cell carcinoma, colorectal cancer, gastric, gastro-esophageal-

junction, esophageal adenocarcinoma and esophageal squamous cell carcinoma. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line hepatocellular carcinoma.

For more information about LOQTORZI, including the U.S. Prescribing Information and important safety information, please visit www.loqtorzi.com

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are based on the Company's current beliefs and expectations. Such forward looking statements include, but are not limited to the ability of Coherus’ I-O pipeline to enhance outcomes for cancer patients; projections for cash runway; the ability to reduce risk for Coherus’ pipeline; expectations for the timing when Coherus will be able to commence future clinical studies or receive and communicate clinical data for its product candidates; Coherus’ ability to enter into additional partnerships; Coherus’ ability to maintain and grow revenues; and Coherus’ expectations about total addressable opportunity for LOQTORZI and for each of its product candidates.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to Coherus’ dependence on an ability to raise funds in the future, which may not be available on acceptable terms or at all; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position with LOQTORZI and its product candidates; risks associated with Coherus’ ability to successfully commercialize and maintain and increase revenues for LOQTORZI; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the Securities and Exchange Commission on or about the date of this press release, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission. Coherus’ results for the fiscal quarter ended March 31, 2026 are not necessarily indicative of its operating results for any future periods.

LOQTORZI®, whether or not appearing in large print or with the trademark symbol, is a registered trademark of Coherus Oncology, Inc.

©2026 Coherus Oncology, Inc. All rights reserved.

Coherus Contact Information:
For Investors & Media:

Carrie Graham

Vice President, Investor Relations and Advocacy

IR@coherus.com

Coherus Oncology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net revenue	$12,310	$7,599
Costs and expenses:
Cost of goods sold	3,814	2,653
Research and development	21,543	24,356
Selling, general and administrative	23,104	26,025
Total costs and expenses	48,461	53,034
Loss from operations	(36,151)	(45,435)
Interest expense	(2,186)	(2,150)
Other income (expense), net	1,402	187
Loss from continuing operations before income taxes	(36,935)	(47,398)
Income tax provision	—	—
Net loss from continuing operations	(36,935)	(47,398)
Net loss from discontinued operations, net of tax	(1,392)	(9,171)
Net loss	$(38,327)	$(56,569)

Net loss per share:
Net loss from continuing operations - basic and diluted	$(0.27)	$(0.41)
Net loss from discontinued operations - basic and diluted	$(0.01)	$(0.08)
Net loss per share - basic and diluted	$(0.28)	$(0.49)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	136,398,303	115,857,780

Coherus Oncology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$115,238	$88,879
Investments in marketable securities	51,810	83,246
Trade receivables, net	22,064	17,815
TSA receivables, net	446	603
Inventory	14,513	3,172
Intangible assets, net	45,614	46,239
Other assets	16,337	18,389
Total assets	$266,022	$258,343

Liabilities and Stockholders’ Equity
Accrued rebates, fees and reserve	$28,766	$30,397
TSA payables and accrued liabilities	61,605	65,065
Term loan	37,147	37,051
Other liabilities	59,881	64,816
Total stockholders' equity	78,623	61,014
Total liabilities and stockholders’ equity	$266,022	$258,343

Coherus Oncology, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash, cash equivalents and restricted cash at beginning of the period	$89,119	$126,250

Net cash used in operating activities	(57,886)	(25,826)

Purchases of investments in marketable securities	(6,388)	—
Proceeds from maturities of investments in marketable securities	38,135	—
Net cash paid related to the Sale Transactions	—	(4,719)
Milestone payment to Junshi Biosciences	—	(12,500)
Other investing activities, net	(1,092)	(267)
Net cash provided by (used in) investing activities	30,655	(17,486)

Proceeds from issuance of common stock under Public Offering, net of issuance costs	53,650	—
Taxes paid related to net share settlement	(112)	(264)
Other financing activities, net	52	—
Net cash provided by (used in) financing activities	53,590	(264)

Net increase (decrease) in cash, cash equivalents and restricted cash	26,359	(43,576)

Cash, cash equivalents and restricted cash at end of the period	$115,478	$82,674

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Coherus has also included in this press release non-GAAP net loss from continuing operations, and the related per share measures, which exclude from net loss from continuing operations and the related per share measures, stock-based compensation expense, amortization and impairments of intangible assets, loss on debt extinguishment, and change in fair value of our Royalty Fee Derivative Liability. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. Coherus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand Coherus’ business.

Coherus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, Coherus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Coherus’ results from period to period, and to identify operating trends in Coherus’ business. Coherus also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

Coherus Oncology, Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Net Loss from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2026	2025
GAAP net loss from continuing operations	$(36,935)	$(47,398)
Adjustments:
Stock-based compensation expense	2,385	5,046
Change in fair value of Royalty Fee Derivative Liability	—	810
Amortization of intangible assets	625	667
Non-GAAP net loss from continuing operations	$(33,925)	$(40,875)

GAAP
Net loss per share from continuing operations, basic and diluted	$(0.27)	$(0.41)
Shares used in computing basic and diluted net loss per share	136,398,303	115,857,780

Non-GAAP
Net loss per share from continuing operations, basic and diluted	$(0.25)	$(0.35)
Shares used in computing basic and diluted net loss per share	136,398,303	115,857,780